WarnerMedia Comparable Operating Revenues

Dollars in millions
Unaudited	3/31/17	6/30/17	9/30/17	12/31/17	2017	3/31/18	6/30/18	9/30/18

Operating Revenues - Comparable WarnerMedia
Turner
Reported by Time Warner[1]	$ 3,088	$ 3,102	$ 2,768	$ 3,123	$ 12,081	$ 3,344	$ -	$ -
Reported by AT&T3	-	-	-	-	-	-	3,227	2,988
Add: Regional Sports Networks (RSN)	105	111	107	107	430	112	118	-
Comparable Turner Revenues	3,193	3,213	2,875	3,230	12,511	3,456	3,345	2,988
Y/Y growth						8%	4%	4%

Home Box Office
Reported by Time Warner[1]	1,568	1,476	1,605	1,680	6,329	1,619	-	-
Reported by AT&T3	-	-	-	-	-	-	1,667	1,644
Comparable Home Box Office Revenues	1,568	1,476	1,605	1,680	6,329	1,619	1,667	1,644
Y/Y growth						3%	13%	2%

Warner Bros.
Reported by Time Warner[1]	3,365	2,988	3,460	4,053	13,866	3,238	-	-
Reported by AT&T3	-	-	-	-	-	-	3,306	3,720
Comparable Warner Bros. Revenues	3,365	2,988	3,460	4,053	13,866	3,238	3,306	3,720
Y/Y growth						-4%	11%	8%

Eliminations and other	(286)	(236)	(238)	(245)	(1,005)	(205)	(405)	(148)

Total Comparable WarnerMedia Revenues	7,840	7,441	7,702	8,718	31,701	8,108	7,913	8,204
Y/Y growth						3%	6%	7%

WarnerMedia Comparable Operating Income

Dollars in millions
Unaudited	3/31/17	6/30/17	9/30/17	12/31/17	2017	3/31/18	6/30/18	9/30/18

Operating Income - Comparable WarnerMedia
Turner
Reported by Time Warner[1]
Operating income	$ 1,170	$ 1,050	$ 1,243	$ 1,026	$ 4,489	$ 1,092	$ -	$ -
Items affecting comparability[2]	17	(20)	24	(4)	17	36	-	-
Historical Turner Operating Income	1,187	1,030	1,267	1,022	4,506	1,128	-	-
Reported by AT&T3
Operating Income	-	-	-	-	-	-	906	1,442
Items affecting comparability[2]	-	-	-	-	-	-	93	-
Regional Sports Networks (RSN) Operating Income	41	(3)	9	48	95	37	4	-
Comparable Turner Operating Income	1,228	1,027	1,276	1,070	4,601	1,165	1,003	1,442
Y/Y growth						-5%	-2%	13%
Operating Income Margin	38.5%	32.0%	44.4%	33.1%	36.8%	33.7%	30.0%	48.3%

Home Box Office
Reported by Time Warner[1]
Operating income	$ 585	$ 531	$ 552	$ 486	$ 2,154	$ 516	$ -	$ -
Retrospective application of ASC 2017-07	-	1	2	1	4	-	-	-
Items affecting comparability[2]	12	15	13	(3)	37	19	-	-
Historical Home Box Office Operating Income	597	547	567	484	2,195	535	-	-
Reported by AT&T3	-	-	-	-	-	-	530	628
Operating Income	-	-	-	-	-	-	-	-
Items affecting comparability[2]	-	-	-	-	-	-	39	-
Comparable Home Box Office Operating Income	597	547	567	484	2,195	535	569	628
Y/Y growth						-10%	4%	11%
Operating Income Margin	38.1%	37.1%	35.3%	28.8%	34.7%	33.0%	34.1%	38.2%

Warner Bros.
Reported by Time Warner[1]
Operating income	$ 490	$ 223	$ 538	$ 512	$ 1,763	$ 322	$ -	$ -
Retrospective application of ASC 2017-07	-	2	2	2	6	-	-	-
Items affecting comparability[2]	22	38	38	2	100	61	-	-
Historical Warner Bros. Operating Income	512	263	578	516	1,869	383	-	-
Reported by AT&T3	-	-	-	-	-	-	256	576
Operating Income	-	-	-	-	-	-	-	-
Items affecting comparability[2]	-	-	-	-	-	-	82	-
Comparable Warner Bros. Operating Income	512	263	578	516	1,869	383	338	576
Y/Y growth						-25%	29%	0%
Operating Income Margin	15.2%	8.8%	16.7%	12.7%	13.5%	11.8%	10.2%	15.5%

Eliminations and other	(139)	(82)	(69)	(101)	(391)	(74)	(124)	(79)

Total Comparable WarnerMedia Operating Income	2,198	1,755	2,352	1,969	8,274	2,009	1,786	2,567
Y/Y growth						-9%	2%	9%
Operating Income Margin	28.0%	23.6%	30.5%	22.6%	26.1%	24.8%	22.6%	31.3%

[1] As reported by Time Warner Inc. for the respective period on Form 8-K on Item 2.02, filed as exhibit 99.1 on April 26, 2018, February 1, 2018, October 26, 2017 and August 2, 2017
[2] Historical adjustments by Time Warner Inc. and does not reflect AT&T conforming accounting changes
[3] As reported by AT&T Inc. on Form 8.K reporting on (1) Item 7.01 filed July 24, 2018 for June 30, 2018 and (2) Item 2.02 filed on October 24, 2018 for September 30, 2018